GLOBAL Town Hall Exhibit 99.1

July 14, 2011 Global Town Hall GLOBAL Town Hall

3 A Great Company’s Next Chapter GLOBAL Town Hall

value today & tomorrow GLOBAL Town Hall

GLOBAL Town Hall years the private public years the

KCI Through the Years 6 The Formative Years Private Public Private Public Consolidated Revenue: 1976 1989 1997 2004 2011 $307 $993 $2,018 GLOBAL Town Hall (in millions USD)

Apax PARTNERS

CPP INVESTMENT BOARD

PSP INVESTMENTS

KCI

7 GLOBAL Town Hall

Apax
PARTNERS

MÖLNLYCKE
HEALTH CARE

Apollo Hospitals
touching lives

TRIZETTO®
Powering Integrated Healthcare Management™

Qualitest®
Pharmaceuticals

KCI®

GLOBAL Town Hall 8

What’s Next - Tentative Timeline 9 Summer Go Shop Period Approval Period Potential Transaction Closed Fall GLOBAL Town Hall

10 Creating an Informed Dialogue GLOBAL Town Hall

GLOBAL Town Hall 11 You Shape Our Conversation Listening sessions Small group meetings

GLOBAL Town Hall 12 Hotline: 210-515-7000 OUS: +1-888-739-8127 Email: questions@kci1.com Online: KCI Central You Shape Our Conversation

GLOBAL Town Hall our greatest asset people

GLOBAL Town Hall

GLOBAL Town Hall

GLOBAL
Town Hall 16
Additional Information about the Merger and Where to Find It
This press release may be deemed to be solicitation material in respect of the proposed acquisition of Kinetic Concepts, Inc.
(“KCI”) by a consortium comprised of funds advised by Apax Partners, L.P. and Apax Partners LLP, together with controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board. KCIplans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF KCI ARE ADVISED TO READ THE PROXY
STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE
BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.
The definitive proxy statement will be mailed to shareholders of KCI. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by KCI with the SEC, at the SEC’s web site at
http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and KCI’s other filings with the SEC may also be obtained from KCI by directing a request to Kinetic Concepts, Inc., Attention: Investor Relations, 8023 Vantage Drive,
San Antonio, TX 78230-4726, or by calling 210-255-6157.
KCI and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from KCI’sshareholders in favor of the proposed acquisition. Information regarding KCI’sdirectors and executive officers is available in its 2010 Annual Report on Form 10-K filed with the SEC on March 1, 2011, and definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on April 15, 2011. Shareholders may obtain additional information regarding the interests of KCI and its directors and executive officers in the proposed acquisition, which may be different than those of KCI’sshareholders generally, by reading the proxy statement and other relevant documents filed with the SEC when they become available.